                                EXHIBIT 10.47.8
                         License Termination Agreement

                                                         EXHIBIT 10.47.8; PAGE 1

                          LICENSE TERMINATION AGREEMENT

        THIS LICENSE TERMINATION AGREEMENT (the "Agreement") is made and entered into on the 5th day of August, 1997, by and between ELECTROPURE, INC. (formerly HOH Water Technology Corporation), a California corporation (the "Company") and EDI COMPONENTS (formerly, Electropure, Inc.), a California corporation ("Buyer").

        1. EFFECTIVE DATE. The "Effective Date" of this Agreement shall be August 5, 1997.

        2. ISSUANCE OF SHARES. On the "Effective Date" hereof (as hereinabove defined), the Company hereby issues a number of Shares of Electropure, Inc. Class A Common Stock, $0.01 par value, (the "Initial Shares") with an aggregate value equal to $725,000.00 (Buyer's initial principal investment in Electropure, Inc.) in the names and amounts listed as "Initial Shares" on Exhibit "A" attached hereto and made a part hereof. For purposes of determining the number of shares for this issuance, the value of each Initial Share shall be determined to be Two Dollars ($2.00) per share. Consequently, 362,500 Initial Shares are to be issued pursuant to this Paragraph 2.

        3. LICENSE TERMINATION. In consideration for the Initial Shares and the Additional Shares described in Paragraph 5 hereof (collectively the "Shares"), the following shall occur on the Effective Date hereof:

                  A. The Security Agreement dated as of July 29, 1992, including any and all amendments thereto, between the Company and Buyer shall terminate and shall be of no further force and effect;

                  B. The Electropure License Agreement dated as of July 29, 1992, including any and all amendments thereto, between the Company and Buyer shall terminate and shall be of no further force and effect;

                  C. The Master Agreement between the Company and Buyer dated as of July 29, 1992, including any and all amendments thereto, and particularly
Section 8 of such Master Agreement (providing for a Stock Right Agreement(s)), and all Stock Right Agreements issued pursuant to such Master Agreement, shall terminate and shall be of no further force and effect;

                  D. The Lease Agreement dated as of July 29, 1992, including any and all amendments thereto, between the Company and Buyer shall terminate and all assets leased thereby shall be conveyed back to the Company free and clear of all encumbrances; provided, however, that such conveyance shall exclude any assets heretofore disposed of, i.e., inventory, obsolete equipment, furniture and fixtures. Further provided, however, that such conveyance shall specifically include all capital equipment and molds, as defined in such Lease Agreement, together with all manufacturing equipment leased thereby to Buyer.

                  E. The Company shall grant an extension, until October 1, 1997, on the term within which the warrants described in Exhibit "B", attached hereto and made a part hereof, may be exercised.

                                                        EXHIBIT 10.47.8; PAGE 2

                  F. Concurrently herewith, the Company has entered into an Employment Agreement with Floyd H. Panning. For a period of five (5) years or during the term that such Employment Agreement remains in effect or until all Shares required to be issued hereunder have been issued to Buyer and registered by the Company, whichever is longer, the Company will grant Floyd H. Panning the following rights and authority:

                     (1) The right to nominate, subject to election by the Company's shareholders, one (1) person to the Board of Directors of the Company. The Company hereby agrees to use its best efforts to seek shareholder approval for election of such nominee to the Board of Directors. Further, Mr. Panning shall be entitled to appoint one (1) person to the Company's Board of Directors upon execution hereof which appointee shall serve until he shall either resign or his successor shall be duly elected by a vote of the Company's shareholders.

                         (a) In the event the nominee submitted by Mr. Panning
shall fail, for any reason, to be elected by the Company's shareholders (other than the investors of Buyer), then in that event, all Shares issuable by the Company under this License Termination Agreement shall immediately and automatically be issuable at the then current Fair Market Value and the Company shall use its best efforts to register all of such Shares as soon as practicable.

                         (2) The authority, in his capacity and during the term
that he remains as President and Chief Executive Officer of the Company, to enter into agreements of up to $50,000; provided, however, that such limitation shall not apply in the case of employment arrangements to be negotiated by Floyd
H. Panning with Ronald J. O'Hare and/or Catherine Patterson, the reasonableness of which shall be determined by the Company's Board of Directors.

                  G. The Company will assume from Buyer all rights, duties, interests and obligations as licensor under those certain license agreements and/or restated license agreements executed with Glegg Water Conditioning, Inc. and Polymetrics.

                  H. The Company will assume liability for payment of all interest and principal for certain loans made to EDI Components as more fully described in Exhibit "C" attached hereto and made a part hereof. The Company will abide by any and all terms of said loans and/or will negotiate with each individual lender to satisfy such liability on modified terms.

                  I. The Company shall purchase from Buyer, for a nominal fee to be negotiated, all assets (other than those assets referred to in subparagraph D above) currently held by Buyer and reasonably deemed necessary by the Company, including but not limited to, cash reserves, office equipment and supplies, tools, machinery, and shop supplies.

                  J. The Company and Buyer will do, or cause to be done, all such acts and things, and to sign and deliver all such documents, as may be deemed necessary, advisable and proper to carry out the terms herein stated, particularly concerning the purchase and/or conveyance of assets as well as the assumption of liability, rights and obligations under the loan and/or license agreements referred to in this Paragraph 3, including any necessary UCC Termination Statement(s) or filing(s) with the U.S. Patent

                                                        EXHIBIT 10.47.8; PAGE 3

and Trademark Office to vest in the Company title to the patents described in the Security Agreement dated as of July 29, 1992.

        4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to the Company:

                  A. The Shares are being acquired by Buyer for investment for an indefinite period, for Buyer's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Buyer has no present intention of selling, granting participations in, or otherwise distributing the same, except to the shareholders of Buyer as set forth in Exhibit "A" attached hereto and made a part hereof.

                  B. Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Shares.

                  C. That Buyer understands that the Share have not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions from the registration provisions of the Act contained in
Section 4 (2) thereof, and any continued reliance on such exemption is predicated on the representations of the Buyer set forth herein.

                  D. Buyer: (1) has adequate means of providing for his current needs and possible contingencies, (2) has no need for liquidity in this investment, (3) is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, (4) at the present time, can afford a complete loss of such investment, and (5) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Buyer's net worth, and Buyer's investment in the Shares will not cause such overall commitment to become excessive.

                  E. Buyer is an "accredited investor" (as defined in Regulation D promulgated under the Act) and the undersigned's total investment in the Shares does not exceed 10% of the Buyer's net worth.

                  F. Buyer recognizes that the Company has had no revenues, is in the development/pre-marketing stage and that the Shares as an investment involve significant risks.

                  G. Buyer understands that the Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act, as amended, or an exemption from such registration is available. Buyer further understands that the Company is under no obligation to register the Shares on its behalf or to assist it in complying with any exemption from registration except as otherwise provided herein.

                  H. Buyer will not transfer the Shares without registering them under applicable federal and state securities laws unless the transfer is exempt from registration. Buyer realizes that the Company may not allow a transfer of Shares unless the transferee is also an "accredited investor". Buyer understands that legends will be placed on certificates representing the Shares, with respect to restrictions

                                                      EXHIBIT 10.47.8; PAGE 4


on resale or other disposition of the Shares as provided by this License Termination Agreement and that stop transfer instructions have or will be placed with respect to the Shares so as to restrict the assignment, resale or other disposition thereof.

                  I. The Company will direct its transfer agent, if any, to, or will itself, place such a stop transfer order in its books respecting transfer of the Shares, and the certificate or certificates representing the Shares will bear the following legend or a legend substantially similar thereto:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF: (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THAT ACT, OR (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SECURITIES ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE LICENSE TERMINATION AGREEMENT DATED AUGUST 5, 1997 BY AND BETWEEN ELECTROPURE, INC. AND EDI COMPONENTS."

                  J. That Buyer understands that Rule 144, promulgated by the Securities and Exchange Commission under the Act, may not be currently available for sale of the Shares, and there is no assurance that it will be available at any particular time in the future. If and when Rule 144 is available for sale of the Common Stock underlying the Shares, such sales in reliance upon Rule 144 may only be (1) in limited quantities after the Shares have been held for one year after being sold by the Company, or (2) in unlimited quantities by non-affiliates after the Shares have been held for two years after being issued by the Company, in each case in accordance with the conditions of the Rule, all of which must be met (including the requirement, if applicable, that adequate information concerning the Company is then available to the public). The Company and Buyer acknowledges that the Company has no obligation to supply the information required for sales under Rule 144.

                  K. Termination of the License by Buyer for the Shares has been determined by Buyer as fair and appropriate based solely upon Buyer's independent investigation and due diligence of the Company, and neither Buyer nor the Company nor any of their agents, including, without limitation, any of their officers, directors, employees, accountants and attorneys, has made any representations or warranties whatsoever in connection with the issuance of the Shares by the Company to Buyer. Buyer has had sufficient opportunity in connection with the issuance of the Shares to review the Company's business and affairs (including, without limitation, the Company's financial statements and other information included in the Company's Form 10-KSB for the fiscal year ended October 31, 1996 and Forms 10-QSB for the fiscal quarters ended January 31, 1997 and April 30, 1997). The Buyer has had answered to his satisfaction any questions with respect to the Company's business and affairs. Buyer further has had the opportunity to obtain independent financial, legal, accounting, business, tax and other appropriate advice with respect to the transactions contemplated by this Agreement, and is not relying upon the Company or any of its agents in any manner in connection with same.

                  L. As soon as practicable, Buyer agrees to obtain from the investors of Buyer named on Exhibit "A" hereto, a written document approving the terms of this License Termination Agreement and agreeing to the representations and warranties of Buyer contained herein as they apply to each such investor of Buyer.

                                                      EXHIBIT 10.47.8; PAGE 5


        5. ADDITIONAL SHARES.

                  A. Pursuant to the "Amendment to Master Agreement dated July 29, 1992", the Buyer has invested in EDI Components an amount equal to $725,000.00 in Initial Capital Value (the "Capital Value").

                  B. Upon the Common Stock of the Company first having a per share Market Value (as hereinafter defined) for thirty consecutive trading days equal to or in excess each of $3.00, $4.00 and $5.50 per share (each a "Trigger Value"), then the Company shall issue to the Buyer within fifteen (15) days of first reaching each respective Trigger Value, additional shares of Electropure, Inc. Class A Common Stock, in the names and amounts listed as "Additional Shares" on Exhibit "C" hereto, with values equal to $675,006.00, $675,012, and $674,982, respectively, for a total additional value of $2,025,000 (collectively the "Additional Shares").

                  C. Fair Market Value per share of Common Stock of the Company shall be determined as follows:

                     (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the Fair Market Value shall be the last reported sale price of the Common Stock on such exchange or system for each trading day or if no such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; OR

                     (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the mean of the last reported bid and asked prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on each trading day; OR

                     (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be the net tangible book value per share as of the end of the last fiscal year or, if higher, $0.01 per share.

        6. REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                  A. By executing this Agreement, Buyer agrees and understands that the Company is under no obligation to register the Shares on its behalf or to assist it in complying with any exemption from registration except on a "best efforts" basis as set forth below.

                  B. Electropure intends to file a registration statement within one (1) year. If Electropure files a registration statement (except on Forms S-4 or S-8) at any time following the date of this Agreement, Electropure shall provide Buyer with four weeks' notice of its intention to file such registration statement (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), to the end that the Shares may be sold under the Act as promptly as practicable thereafter, subject to the trading restrictions contained in Paragraph 7 of this Agreement, and Electropure will use its best efforts to cause such registration to become effective and continue to be effective (current)

                                                      EXHIBIT 10.47.8; PAGE 6


(including the taking of such steps as are necessary to obtain the removal of any stop order) for a period equal to the lesser of two (2) years following the issuance of Shares at the $5.50 Trigger Value or until the holder has advised Electropure that all of the Shares have been sold; provided, that if at the time of a proposed registration statement, the Shares can be sold under Rule 144 of the Act without any restriction and the Company removes any legends restricting transfers of the Shares, the Company does not have to include the Shares in any registration statement; provided further, that Buyer shall furnish Electropure with appropriate information (relating to the intentions of such Buyer) in connection therewith as Electropure shall reasonably request in writing.

                  C. Subject to the trading restrictions contained in Paragraph 7 of this Agreement, the following provision of this Section 6 shall also be applicable:

                     (1) Following the effective date of such registration statement, Electropure shall upon the request of any owner of the Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit such holder to make a public offering of all the Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish Electropure with such appropriate information (relating to the intentions of such holder) in connection therewith as Electropure shall request in writing.

                     (2) Electropure shall bear the entire cost and expense of any registration of securities under this Section 6 notwithstanding that other shares may be included in any such registration. Any holder whose Shares are included in any such registration statement pursuant to this Section 6 shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Shares sold by it pursuant thereto.

                     (3) Electropure shall indemnify and hold harmless the holder and any underwriter who may purchase from or sell for any such holder any Shares or from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereto under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 6 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to Electropure by such holder or underwriter expressly for use therein.

        7. HOLDBACK AND RIGHT OF FIRST REFUSAL.

                  A. In addition to the restrictions imposed on the Shares by the Securities Act of 1933, as amended (the "Act"), Buyer understands and agrees that the Shares, when issued shall be subject to the following additional trading restrictions:

                     (1) Buyer shall not sell any of the Initial Shares until the effective date of the Registration Statement referred to in Paragraph 6B above, nor for a period of six months following the effective date of such Registration Statement. During the 90-day period beginning six (6) months after

                                                      EXHIBIT 10.47.8; PAGE 7


such Registration Statement, Buyer may sell only up to 25% of the Shares actually held by the Buyer as of such six (6) month anniversary, and in each 90-day period after such initial 90-day period, the Buyer can sell 25% of the Shares actually then held by it on the first day of each such respective 90-day period.

                     (2) Buyer shall not sell any of the Shares issued at a Trigger Value of $3.00 per share until the effective date of the Registration Statement referred to in Paragraph 6B above, nor for a period of eighteen (18) months following the effective date of such Registration Statement. During the 90-day period beginning eighteen (18) months after such Registration Statement, Buyer may sell only up to 25% of the Shares actually held by the Buyer as of such eight (18) month anniversary, and in each 90-day period after such initial 90-day period, the Buyer can sell 25% of the Shares actually then held by it on the first day of each such respective 90-day period.

                     (3) Buyer shall not sell any of the Shares issued at a Trigger Value of $4.00 per share until the effective date of the Registration Statement referred to in Paragraph 6B above, nor for a period of twenty-four
(24) months following the effective date of such Registration Statement. During the 90-day period beginning twenty-four (14) months after such Registration Statement, Buyer may sell only up to 25% of the Shares actually held by the Buyer as of such twenty-four (24) month anniversary, and in each 90-day period after such initial 90-day period, the Buyer can sell 25% of the Shares actually then held by it on the first day of each such respective 90-day period.

                     (4) Buyer shall not sell any of the Shares issued at a Trigger Value of $5.50 per share until the effective date of the Registration Statement referred to in Paragraph 6B above, nor for a period of thirty (30) months following the effective date of such Registration Statement. During the 90-day period beginning thirty (30) months after such Registration Statement, Buyer may sell only up to 25% of the Shares actually held by the Buyer as of such thirty (30) month anniversary, and in each 90-day period after such initial 90-day period, the Buyer can sell 25% of the Shares actually then held by it on the first day of each such respective 90-day period.

                     (5) For purposes hereof, the percentage of Shares and/or Initial Shares tradeable by the owner thereof shall be based on the number of Shares of Common Stock held by the owner of such shares at the beginning of each respective 90-day period.

                  B. If Buyer proposes to engage in a bona fide Sale (other than in the over-the-counter market), directly or indirectly, to an unaffiliated, bona fide third party, any of the Shares, then prior to taking any such action, the Buyer shall deliver to the Company a statement in writing (the "Statement") setting forth (1) the date of the Statement (the "Statement Date"); (2) the manner in which the Sale is proposed to occur; (3) the consideration for the Sale; (4) the purchaser's name, address and telephone number; (5) the purchaser's willingness to supply any additional information about himself as may be reasonably requested by the Company; and (6) a copy of the related legally binding offer (the "Offer") of purchase. The Company shall thereupon have the irrevocable and exclusive option, but not the obligation (the "Option"), to purchase all of the Shares subject to the Option upon the same terms and conditions set forth in the Statement. The Option shall be exercised by the Company by giving notice (the "Option Notice") to the Buyer, within fifteen (15) days following the date of the Statement, that the Company elects to exercise the Option. Upon exercise of the Option, the Buyer shall have the obligation to consummate the Sale on and subject to the terms and conditions set forth in the Statement. Failure by the

                                                      EXHIBIT 10.47.8; PAGE 8


Company to exercise the option to give an Option Notice shall be deemed an election by it not to exercise the Option. A Sale shall mean any sale of the Shares.

        8. CHANGE IN CONTROL. Within sixty (60) days of a "Change in Control" (as defined below) of the Company which Change of Control has not been consented to by Buyer, Buyer shall automatically be entitled to the immediate issuable of the Shares due hereunder at the then Fair Market Value.

        For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if (A) there shall be consummated (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (B) the stockholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or (C) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Company's outstanding Common Stock (except upon the conversion of Class B Common Stock into Common Stock or upon the issuance of the Shares contemplated to be issued pursuant to this Agreement or upon the issuance of shares pursuant to the Company's intended offering of securities), or (D) during any period of two (2) consecutive years beginning August 12, 1997, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, or each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

        9. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relating to such subject matter.

        10. AMENDMENT. This Agreement may not be amended except by written document executed by the parties.

        11. SUBJECT HEADINGS. Subject headings are included for convenience only and shall not be deemed part of this Agreement.

        12. SEVERABILITY. If any provision of this Agreement shall be held unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to effect the intent of the parties. The parties further agree to replace any such unenforceable provision with an enforceable provision (and to take such other action) which will achieve, to the extent possible, the purposes of the unenforceable provision.

                                                    EXHIBIT 10.47.8; PAGE 9

        13. CHOICE OF LAW AND VENUE. This Agreement shall be governed by and construed under the laws of the State of California in force from time to time. Any proceeding arising out of this Agreement shall be brought in Orange County, California.

        14. ATTORNEYS' FEES. In any action to enforce this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable costs, including, without limitation, attorneys' fees.

        15. PARTIES BOUND. This Agreement is binding on and shall inure to the benefit of the parties and their respective successors, assign, heirs, and legal representatives.

        16. SURVIVAL. The representations, warranties, covenants, and agreements contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

        17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

          COMPANY:                  ELECTROPURE, INC.

                           By:      /S/  CATHERINE PATTERSON
                                    --------------------------------------------
                                    Catherine Patterson, Chief Financial Officer
                                    23251 Vista Grande, Suite A
                                    Laguna Hills, California 92653


          BUYER:                    EDI COMPONENTS

                           By:      /S/  FLOYD H. PANNING
                                    --------------------------------------------
                                    Floyd H. Panning, President
                                    23251 Vista Grande, Suite A
                                    Laguna Hills, California    92653

                                                        EXHIBIT 10.47.8; PAGE 10
                                   EXHIBIT "A"
                                       TO
                          LICENSE TERMINATION AGREEMENT


                                                      TRIGGER VALUE
                                     --------------------------------------------------
                                     INITIAL
                                      SHARES                 ADDITIONAL SHARES
                                     -------         ----------------------------------
                                                                                              TOTAL
  SHAREHOLDER                         $2.00           $3.00         $4.00        $5.50        SHARES
  ------------------                 ------          ------         ------       ------       ------
Dhawan, Gil K.                       12,500           2,778          2,082        1,516        18,876
Fishman, Richard                     12,500           8,331          6,251        4,546        31,628
Fleming, Terry L.                    25,000          16,667         12,501        9,090        63,258
Frank, Anthony M.                    25,000          16,667         12,501        9,090        63,258
Frank, Randall P.                    25,000          16,667         12,501        9,090        63,258
Frank, Tracy F.                      12,500           8,331          6,251        4,546        31,628
Hartley, E. Dale                     62,500          41,669         31,250       22,726       158,145
Illes, Steve G.                      50,000          22,223         16,665       12,122       101,010
Panning, Floyd H.                    50,000          33,333         25,000       18,182       126,515
Sugarman, Michael                    25,000          16,667         12,501        9,090        63,258
Tarlow, Herbert D.                   37,500          25,002         18,749       13,636        94,887
Waldman, Stephen                     25,000          16,667         12,501        9,090        63,258
                                    -------         -------        -------      -------       -------
                       TOTALS:      362,500         225,002        168,753      122,724       878,979
                                    =======         =======        =======      =======       =======

                                                       EXHIBIT 10.47.8 PAGE 11
                                   EXHIBIT "B"
                                       TO
                          LICENSE TERMINATION AGREEMENT


                                                               EXERCISE                  NO. OF
    WARRANT NO.                 WARRANTHOLDER                    PRICE                  WARRANTS
    -----------               ----------------                   -----                    ------
     E-1021                      Dhawan, Gil                     $0.50                    10,000
     E-1022                      Dhawan, Gil                     $0.50                     2,500
     E-1013                   Fishman, Richard                   $0.50                     6,800
     E-1014                   Fishman, Richard                   $0.50                     3,200
     E-1034                   Frank, Anthony M.                  $0.50                     4,000
     E-1035                   Hartley, E. Dale                   $0.50                     6,400
     E-1008                    Panning, Floyd                    $0.50                    20,000
     E-1022                    Panning, Floyd                    $0.50                    20,000
     E-1001                   Waldman, Stephen                   $0.50                    20,000
     E-1026                   Waldman, Stephen                   $0.50                     2,500
     ------                   ----------------                   -----                    ------
                                                                                          95,400
                                                                                          ======

                                                    EXHIBIT 10.47.8; PAGE 12
                                   EXHIBIT "C"
                                       TO
                          LICENSE TERMINATION AGREEMENT


                                                               INTEREST       PRINCIPAL
        LENDER               LOAN DATE         DUE DATE         RATE          LOAN AMOUNT
   -----------------          --------         --------         -----         -------
   Waldman, Stephen(1)        11/02/93         11/02/95          8.5%          25,000
   Sugarman, Michael          11/30/95         02/28/96            9%          10,000
   Winokur, Dick(2)           08/30/96           N/A              N/A          25,000
   Frank, Anthony(3)          12/31/96         12/31/98           10%          50,000
   Frank, Anthony             02/25/97         02/25/99           10%          50,000
   Frank, Anthony             04/10/97         04/10/99           10%          50,000
                              --------         --------         -----         -------
                                                                              210,000
                                                                              -------


-----------------------------
1 On 02/28/96, Dr. and Mrs. Waldman converted $5,000 in added principal plus $6,287.23 in accrued interest into 125,414 shares of the Company's common stock at $0.12 per share. The $25,000 principal loan remains outstanding.

2 Mr. Winokur had originally intended to subscribe to the Company's August, 1995 confidential private placement offering under the assumption that the July, 1992 license relationship between the Company and Buyer would be terminated at or around that time. Such subscription was not concluded and, as a result, the principal amount paid by Mr. Winokur has been carried by EDI Components as a loan.

3 The loan agreements provide the right to convert each of the $50,000 loans made by Mr. Frank to an EDI investment position and receipt, upon conversion, in the aggregate: a) a Stock Right Agreement to purchase, at 25% discount, up to $150,000 in additional shares; b) Warrants to purchase 53,775 shares of Electropure common Stock at $0.50 per share; and c) payment by Electropure in the sum of $200,000 upon license termination.